Exhibit 32.1
CERTIFICATION OF PERIODIC REPORT
We, Larry M. Hutchison, Co-Chairman and Chief Executive Officer of Torchmark Corporation, Gary L. Coleman, Co-Chairman and Chief Executive Officer of Torchmark Corporation and Frank M. Svoboda, Executive Vice President and Chief Financial Officer of Torchmark Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of our knowledge:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated:  August 10, 2015

/s/ Larry M. Hutchison
Larry M. Hutchison Co-Chairman and Chief Executive Officer

/s/ Gary L. Coleman
Gary L. Coleman Co-Chairman and Chief Executive Officer

/s/ Frank M. Svoboda
Frank M. Svoboda Executive Vice President and Chief Financial Officer